UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 12, 2012

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

To mitigate our risk of hurricanes and other catastrophes, each year we implement a comprehensive reinsurance program whereby we pay premiums to other entities that agree to reimburse us for loss and loss adjustment expenses associated with certain catastrophic events. We have secured our reinsurance program for the year June 1, 2012 through May 31, 2013 by entering into agreements with multiple private reinsurance companies and with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund. The private reinsurance companies include Amlin AG, Aeolus Reinsurance Ltd., Renaissance Reinsurance Ltd., Montpelier Reinsurance Ltd., various Lloyd’s syndicates, and National Liability & Fire Insurance Company, which is a subsidiary of Berkshire Hathaway, Inc.

The agreements contain various coverages, limits and retentions. Most of the agreements cover hurricanes, tropical storms, tornados and other catastrophes. The Florida Hurricane Catastrophe Fund and the National Liability & Fire Insurance Company agreements cover storms designated as hurricanes by the National Hurricane Center. We utilized sophisticated models to estimate the probable maximum loss of a 1 in 100 year catastrophic event and purchased protection that exceeds that probable maximum loss. Our reinsurance program provides coverage for events as large as $549 million. The total cost of our reinsurance program is approximately $92 million. The payments are divided into installments throughout the contract year. Our retention is approximately $9 million.

Our private reinsurance program provides approximately $282 million of coverage, excluding $10 million of coverage provided by our own subsidiary company, Claddaugh Casualty Insurance Company Ltd. Under the contracts, we retain approximately $9 million of risk in any one event. The program includes an aggregate layer of $52 million which can be used for any number of events throughout the contract period. All our private reinsurers are AM Best rated “A” or better or have fully collateralized their potential obligations to us. The estimated cost is $73 million.

The Florida Hurricane Catastrophe Fund component is providing protection up to $249.5 million. The total estimated cost is $19 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2012.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen

Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.